                                                                     EXHIBIT 2.1

                            PLAN OF REORGANIZATION
                                      AND
                              AGREEMENT OF MERGER
                                    BETWEEN
                                 VALUJET, INC.
                                      AND
                              AIRWAYS CORPORATION



     THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (hereinafter called the "Agreement") is dated as of the 10th day of July, 1997 by and between VALUJET, INC. , a Nevada corporation ("VJET"), and AIRWAYS CORPORATION, a Delaware corporation ("Airways").


                             W I T N E S S E T H:


     WHEREAS, the Boards of Directors of VJET and Airways, respectively, deem it advisable and in the best interests of VJET and Airways and their respective stockholders that Airways merge with and into VJET pursuant to this Agreement, a Plan of Merger between Airways and VJET substantially in the form of Exhibit "A" attached hereto (the "Plan of Merger"), and applicable provisions of the laws of the States of Nevada and Delaware (such transaction being hereinafter called the "Merger"); and

     WHEREAS, the parties propose to enter into the Plan of Merger which provides, among other things, for the conversion of each share of Airways common stock, no par value ("Airways Common Stock"), issued and outstanding immediately prior to the "Effective Date of the Merger" (as herein defined), into the "Merger Price" as determined in accordance with Section 6.01 of this Agreement, all as more fully described in the Plan of Merger; and

     WHEREAS, the Boards of Directors of VJET and Airways, respectively, have approved and adopted this Agreement and the Plan of Merger as a plan of merger under the provisions of Section 78.451 of the Nevada Revised Statutes and
Section 252 of the Delaware General Corporation Law; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  The Merger
                                  ----------

     1.01      The Merger, Effective Time and Conversion Ratio. Subject to
               -----------------------------------------------
Article V of this Agreement, the Plan of Merger shall be executed and acknowledged by each of VJET and Airways and delivered to the Secretary of State of the States of Nevada and Delaware for filing as provided in Section 78.458 of the Nevada Revised Statutes and Section 252 of the Delaware General Corporation Law as of the "Closing Date" (as herein defined). The effective date of the Merger shall be the date the Articles of Merger or a Certificate of Merger shall have been duly filed with the Secretary of State of the States of Nevada and Delaware and the Merger shall have become effective under Nevada and Delaware law (the "Effective Date of the Merger"). On the Effective Date of the Merger, the separate existence of Airways shall cease and Airways shall be merged with and into VJET. VJET agrees on the Effective Date of the Merger to pay the Merger Price as determined in accordance with Section 6.01 of this Agreement and pursuant to the terms of the Plan of Merger.

     1.02      Closing. Subject to the terms and conditions hereof, Airways and
               -------
VJET shall communicate and consult with each other with respect to the fulfillment of the various conditions to their obligations under this Agreement. The exchange of the certificates, opinions and other documents contemplated in connection with the consummation of the Merger (the "Closing") shall take place at the offices of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., 3490 Piedmont Road, Suite 400, Atlanta, Georgia 30305, on the twenty-eighth (28th) day following the effective date of the Registration Statement described in Section
4.07 of this Agreement or such earlier or later date as may be agreed upon by Airways and VJET. Such date and time is herein sometime referred to as the "Closing" or "Closing Date." In the event that at the Closing no party exercises any right it may have to terminate this Agreement and no condition to the obligations of the parties exists that has not been satisfied or waived, the parties shall (i) deliver to each other the certificates, opinions and other documents required to be delivered under this Agreement including, the Articles of Merger and (ii) at the Closing or as soon thereafter as possible, consummate the Merger by filing the Articles or Certificate of Merger with the Secretary of State of the States of Delaware and Nevada.


                                  ARTICLE II

                   Representations and Warranties of Airways
                   -----------------------------------------

     Airways does hereby represent and warrant to VJET as follows:

     2.01      Organization. Airways is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of Delaware. Each Subsidiary of Airways has been duly organized and is validly existing and in good standing under the laws of its state of its organization. Airways and each of its Subsidiaries has the corporate power to own its property and to carry on its business as now being conducted; Airways has the corporate power and authority to execute and deliver this Agreement, subject to stockholder approval, the Plan of Merger and to consummate the transactions contemplated hereby.

     2.02      Authorization, Execution and Delivery of Agreement. The execution
               --------------------------------------------------
and delivery and, subject to the stockholder approval of Airways, the performance of this Agreement and the Plan of Merger by Airways have been duly and validly authorized and approved by the Board of Directors of Airways, and Airways has taken, or will use reasonable efforts to take prior to the Effective Date of the Merger, all other action required by law on the part of Airways, its Articles of Incorporation and bylaws or otherwise to effect the transactions contemplated by this Agreement and the Plan of Merger.

     2.03      Capital Stock of Airways; Subsidiaries.
               --------------------------------------

               (a) As of the date of this Agreement, the authorized capital stock of Airways consists of 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which is outstanding and 19,000,000 shares of Common Stock, $.01 par value per share, of which 9,067,937 shares were outstanding as of June 27, 1997. No additional shares of stock have been issued between June 27, 1997 and the date of this Agreement. As of the date of this Agreement, 1,150,000 shares of Airways Common Stock were reserved for issuance under Airways' 1995 Stock Option Plans and 150,000 shares of Airways Common Stock were reserved for issuance under Airways' 1995 Directors Stock Option Plan (such plans being hereinafter collectively referred to as the "Airways Plans"). Schedule 2.03(a)
                                                               ----------------
to the Airways' Disclosure Statement delivered to VJET contemporaneously with the execution and delivery of this Agreement ("Airways' Disclosure Statement") is a complete list of all outstanding options and warrants granted by Airways, including for each option and warrant, the optionee, exercise price and vesting provisions. Other than the options and warrants described in this Section 2.03, there are no outstanding options, warrants or rights to subscribe for or purchase from Airways any capital stock of Airways or securities convertible into or exchangeable for capital stock of Airways.

               (b) Schedule 2.03(b) to Airways' Disclosure Statement lists each
                   ----------------
Subsidiary of Airways. All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Airways, by another Subsidiary of Airways or by Airways and another such Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever. Except for the capital shares of its Subsidiaries, Airways does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. There are no outstanding options, warrants or rights to subscribe for or purchase from Airways or any Airways Subsidiary any capital stock of any Airways Subsidiary or securities convertible into or exchangeable for capital stock of any Airways Subsidiary.

     2.04      Financial.
               ---------

               (a) Airways has previously furnished VJET true and complete copies of the following documents which have been filed by Airways with the Securities and Exchange Commission ("SEC") pursuant to Sections 13(a), 14(a),
(b) or (c) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (such documents are hereinafter collectively called the "Airways SEC Filings"):
(i) its Annual Report on Form 10-K for the year ended March 31, 1997, which report includes, among other things, Consolidated Balance Sheets as at March 31, 1996 and

March 31, 1997 and Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity and Group Equity and Consolidated Statements of Cash Flows of Airways for the periods ended March 31, 1997, March 31, 1996 and March 31, 1995, examined and reported upon by Airways' independent certified public accountants,(ii) quarterly reports on Form 10-Q for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996, which reports include Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows of Airways at and for the respective fiscal periods then ended and at and for the corresponding date and fiscal periods for the prior year, (iii) all reports on Form 8-K filed by Airways with the SEC during the period from and after April 1, 1996, and (iv) Airways' Proxy Statement dated July 27, 1996. The Airways SEC Filings constitute all reports Airways was required to file under Sections 13(a), 14(a), (b) or (c) and 15(d) of the Exchange Act since April 1, 1996. At the time of filing with the SEC, the Airways SEC Filings (i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, and the rules and regulations thereunder, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any Airways SEC Filing has been revised or superseded by a later-filed Airways SEC Filing, the audited and unaudited financial statements contained in the Airways SEC Filings are true and correct in all material respects and present fairly the consolidated financial condition and results of operations and changes in stockholders' equity and group equity and cash flows as of the dates and for the periods indicated, except as may otherwise be stated in such financial statements. For purposes of this Agreement, all financial statements of Airways shall be deemed to include any notes to such financial statements. The financial statements described in this Section 2.04 are hereinafter referred to as the "Airways Financial Statements".

               (b) Except as publicly disclosed by Airways or disclosed to VJET in Schedule 2.04(b) or any other Schedule to Airways' Disclosure Statement (in
   ----------------
either case, which disclosure is made prior to the execution of this Agreement), Airways has not experienced or suffered any Material Adverse Effect between March 31, 1997 and the date of this Agreement.

     2.05      No Breach of Statute or Contract, Governmental Authorizations.
               -------------------------------------------------------------
Except as set forth in Schedule 2.05 to Airways' Disclosure Statement, neither
                       -------------
the execution and delivery of this Agreement by Airways, nor compliance with the terms and provisions of this Agreement by Airways will violate any law, statute, rule or regulation of any governmental authority, domestic or foreign, or will on the Effective Date of the Merger conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority, domestic or foreign, to which Airways or any Subsidiary is subject or of any agreement or instrument to which Airways or any Subsidiary is a party or by which it is bound, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any property or assets of Airways or any Subsidiary or cause any acceleration of maturity of any obligation or loan, or give to others any interest or rights, including rights of termination or cancellation, in or with respect to any of the material properties, assets, agreements, contracts or business of Airways or any Subsidiary. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Airways or any Subsidiary in connection with the execution and delivery of this Agreement by

Airways or the consummation by Airways of the transactions contemplated hereby, except for (i) the filing required by the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended ("HSR" Act"), (ii) the filing with the SEC of (A) a proxy statement relating to the adoption of this Agreement by Airways' shareholders (the "Merger Proxy Statement") and (B) such reports and schedules under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Articles of Merger with the Secretary of the State of Delaware and appropriate documents with the relevant authorities of other states in which Airways is qualified to do business; and (iv) any required filings with and any approvals required by the DOT and the FAA.

     2.06      No Litigation or Adverse Events. Except as set forth in the
               -------------------------------
Airways SEC Filings or in Schedule 2.06 to Airways' Disclosure Statement, there
                          -------------
is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending, or to the best of the knowledge of Airways threatened, which if adversely determined, would be a Material Adverse Effect.

     2.07      Employee Benefit Plans. Schedule 2.07 to Airways' Disclosure
               ----------------------  -------------
Statement contains a list of all employment contracts (including agreements with any union), severance agreements, and all employee policy manuals, all deferred compensation, non-competition, bonus, stock option, profit sharing, pension, retirement, consultation after retirement, payment upon retirement, incentive, extraordinary vacation accrual, material consulting contracts, education payment or benefit, disability insurance (including medical, travel, group life or other similar insurance plans), agreements, arrangements or plans, or any other fringe benefit arrangements of, or applicable to, employees of Airways or any Airways Subsidiary. Each employee plan is in full compliance with all applicable government laws, rules and regulations, except for any noncompliance which is not a Material Adverse Effect. No such plan which is subject to Part 3 of Subtitle B of Title 1 of the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder ("ERISA") ("Airways' ERISA Plan") has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and neither Airways nor any Airways Subsidiary has incurred any liability on account of such an "accumulated funding deficiency" with respect to any Airways' ERISA Plan. No liability to the Pension Benefit Guaranty Corporation established under ERISA has been incurred with respect to any Airways' ERISA Plan and to the best knowledge of Airways, neither Airways nor any Airways Subsidiary has incurred any liability for any tax imposed by Section 4975 of the Code. Neither Airways nor any Subsidiary has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal", as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA, since the effective date of such Sections 4203 and 4205 with respect to any Multi-employer Pension Plan.

     2.08      Governmental Approvals.  The business of Airways and the Airways
               ----------------------
Subsidiaries as presently conducted does not require any approval of any governmental body, whether federal, state, local or foreign, which has not been obtained or applied for, except as would not result in a Material Adverse Effect. Except as set forth in Schedule 2.08 to Airways' Disclosure Statement,
                                -------------
Airways and the Airways Subsidiaries have, as of the date hereof, and will have as of the Closing Date, such permits, licenses, authorities, operating certificates, "slot" assignments, essential air service designations, and other certificates or approvals required by the Federal Aviation Administration

("FAA") or the U.S. Department of Transportation ("DOT"). Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any Schedule hereto, the business of Airways and any Airways Subsidiary as presently conducted in any jurisdiction meets all known applicable legal requirements of such jurisdiction and all known requisite governmental approvals have been duly obtained or applied for and are in full force and effect, except for any failure of legal requirements or any lack of governmental approvals which is not a Material Adverse Effect; and to the best of Airways' knowledge there is no basis for any governmental body to deny or rescind any approval for the conduct of the business of Airways or of any Airways Subsidiary.

     2.09      Accuracy of Books and Records. The books and records, financial
               -----------------------------
and otherwise, of Airways and of the Airways Subsidiaries present fairly the financial position of Airways and of the Airways Subsidiaries in all material respects and all transactions of Airways and of the Airways Subsidiaries have been recorded in such books and records in a manner consistent with generally accepted accounting principles ("GAAP").

     2.10      Aircraft and Other Property. Except as disclosed in Schedule
               ---------------------------                         --------
2.10, to Airways' Disclosure Statement all aircraft owned, leased or in the
----
possession and control of Airways or of any Airways Subsidiary are, and on the Closing Date will be, in an airworthy condition, and are being maintained according to FAA regulatory standards and Airways' FAA-authorized maintenance program. A list of all aircraft now owned, leased or in the possession and control of Airways or of any Airways Subsidiary is attached hereto as said
Schedule 2.10. Except as set forth in said Schedule 2.10, all other operating
-------------                              -------------
properties, leasehold improvements and equipment of Airways and of the Airways Subsidiaries are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of normal operations.

     2.11      Material Contracts. Schedule 2.11 to Airways' Disclosure
               ------------------  -------------
Statement is a list of all contracts of Airways or of any Airways Subsidiary involving aggregate payments by Airways or any Airways Subsidiary or to Airways or to any Airways Subsidiary of more than $200,000, or extending for a term beyond twenty-four (24) months or providing for severance benefits upon a termination of employment after the consummation of the Merger. Said Schedule
                                                                     --------
2.11 also contains a list showing all policies of insurance in force as of the
----
date hereof.

     2.12      Taxes. Airways and the Airways Subsidiaries have filed or secured
               -----
extensions for filing all tax returns required to be filed by the United States Government, by any of the states of the United States and by any other governmental authority; all taxes, assessments and other governmental charges known by the officers of Airways to be due from Airways or from any Airways Subsidiary or with respect to any of their income, property or assets have been duly paid and no extensions for the time of payment have been requested, except as disclosed in Schedule 2.12 to Airways' Disclosure Statement. There are no
                -------------
pending or, to the best of Airways' knowledge, threatened additional assessments of taxes by any governmental authority known to any of the officers of Airways, except as disclosed in said Schedule 2.12. No unexpired waivers of the statute
                            -------------
of limitations executed by Airways or by any Airways Subsidiary with respect to federal or state income taxes are in effect on the date hereof, except as disclosed in said Schedule 2.12. Except as set forth in Schedule 2.12, the
                  -------------                         -------------
accruals and reserves made for tax liabilities of Airways in the March

31, 1997, Consolidated Balance Sheet of Airways are adequate for the payment of all of Airways and Airways Subsidiaries' federal, state and local tax liabilities for all periods ending on or before March 31, 1997. Airways and each of its Subsidiaries has withheld all required amounts from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable laws, all required returns with respect to income tax withholding, social security and unemployment and other taxes have been filed by Airways and the Airways Subsidiaries for all periods for which returns were due and the amounts shown on such returns to be due and payable have been paid in full, except for any such failure to do any of the foregoing which is not a Material Adverse Effect.

     2.13      Title to Properties. Except as disclosed in Schedule 2.13 to
               -------------------
Airways' Disclosure Statement, Airways and the Airways Subsidiaries have good and (in the case of owned real property) marketable title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of their real or personal property and other assets reflected on Airways' Consolidated Balance Sheet as of March 31, 1997, or acquired by Airways or the Airways Subsidiaries subsequent to the date thereof except for (i) liens or encumbrances on such property or assets described in the Consolidated Balance Sheet as of March 31, 1997, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent, and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby or those arising by operation of law for which payment is not yet delinquent, and (iv) dispositions in the ordinary course of business. Airways and the Airways Subsidiaries enjoy peaceable and undisturbed possession under all material leases under which they are operating and all of their equipment and premises which are leased are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which such equipment and premises are being utilized. Except as disclosed in said
Schedule 2.13, neither Airways nor any of the Airways Subsidiaries is in default
-------------
under or has received any notice of default under any lease agreement. Except as disclosed in said Schedule 2.13, neither Airways nor any of the Airways
                  -------------
Subsidiaries has received any notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to their operations or to their owned or leased properties. To the best of its knowledge, each parcel of real property owned, leased or operated by Airways or by any Airways Subsidiary is reasonably free of any and all hazardous wastes, hazardous emissions, toxic substances or other types of contamination or matters of environmental concern, and neither Airways nor any Airways Subsidiary is subject to any material liability (under the Comprehensive Environmental Response, Compensation and Liability Act or otherwise) resulting from or related to any such wastes, emissions, substances, contaminants or matters of environmental concern in connection with any such property.

     2.14      Disclosure. No representation or warranty by Airways contained in
               ----------
this Agreement and no statement contained in any certificate, exhibit, schedule or other instrument furnished or to be furnished to VJET pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. The information contained in the Prospectus/Proxy Statement to be furnished to the stockholders of the parties pursuant to the Merger (other than information included in reliance upon and in conformity with information furnished by VJET in writing expressly for use therein) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     2.15      Broker's or Finder's Fees. Except as provided in Schedule 2.15 to
               -------------------------                        -------------
Airways' Disclosure Statement, no agent, broker, person or firm acting on behalf of Airways or any of its subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein.

     2.16      No Antitakeover Provisions. Except as disclosed in Schedule 2.16
               --------------------------                         -------------
to Airways' Disclosure Statement, there are no antitakeover provisions or other provisions of similar effect applicable to Airways under the terms of Airways' Articles of Incorporation or By-laws or under Delaware or other law applicable to Airways that must be complied with prior to the consummation of the Merger.

     2.17      Intellectual Property.
               ---------------------

               (a) Schedule 2.17 to Airways' Disclosure Statement contains a
                   -------------
correct and complete list of all of intellectual property of Airways and its Subsidiaries ("Airways' Intellectual Property"). Neither Airways nor any of its Subsidiaries has violated, infringed upon or unlawfully or wrongfully used the Intellectual Property of others and none of Airways' Intellectual Property or any related rights as used in its business or in the other businesses now or heretofore conducted by Airways infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement or misuse. Airways has taken all reasonable measures (other than registration) to enforce, maintain and protect its interests and to the extent applicable, the rights of third parties, in and to Airways' Intellectual Property. Airways has, and upon consummation of the transactions co ntemplated by this Agreement, VJET will have, all right, title and interest in the Intellectual Property identified on said Schedule 2.17. The consummation of the transactions contemplated by this
     -------------
Agreement will not alter or impair any Intellectual Property rights of Airways or result in a default under any contract of Airways. Except as set forth in said Schedule 2.17, Airways is not obligated nor has Airways incurred any
     -------------
liability to make any payments for royalties, fees or otherwise to any person in connection with any of Airways' Intellectual Property. All patents, trademarks, trade names, service marks, assumed names and copyrights and all registrations thereof included in or related to Airways' Intellectual Property are valid, subsisting and in full force and effect.

               (b) No present or former officer, director, partner or employee of Airways owns or has any proprietary, financial or other interest, direct or indirect, in any of Airways' Intellectual Property, except as described on said
Schedule 2.17. No officer, director, partner or employee of Airways has entered
-------------
into any contract that requires such officer, director, partner or employee to assign any interest in any Airways Intellectual Property.

     2.18      Labor Matters. Airways has made available to VJET copies of all
               -------------
collective bargaining agreements, contracts or other agreements or understandings with a labor union or labor organization to which Airways or any of its Subsidiaries is a party or by which any of them is bound.  Except as and to the extent set forth in Schedule 2.18 to Airways'
                                                 -------------
Disclosure Statement, (i) Airways or any of its Subsidiaries is not a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to any employees of Airways or any of its Subsidiaries and no attempt to organize any of the employees of Airways' business is currently proposed or threatened, (ii) Airways or any of its Subsidiaries has not had any Equal Employment Opportunity Commission charges or other claims of employment discrimination made against it which, if resolved adversely to Airways or its Subsidiaries, would result in a Material Adverse Effect to Airways or its Subsidiaries, (iii) no Wage and Hour Department investigations have been made of Airways or any of its Subsidiaries which, if resolved adversely to Airways or its Subsidiaries, would result in a Material Adverse Effect to Airways or its Subsidiaries, (iv) no labor strike, dispute, stoppage or lockout is pending or threatened against or affecting Airways or any of its Subsidiaries, the assets or the business of Airways or any of its Subsidiaries, and (v) no unfair labor practice charge or complaint against Airways or any of its Subsidiaries is pending or threatened before the National Labor Relations Board or any similar governmental authority. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), Airways and any of its Subsidiaries has not effectuated (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Airways or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Airways or any of its Subsidiaries, nor has Airways or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in said
Schedule 2.18, none of Airways' or any of its Subsidiaries' employees suffered
-------------
an "employment loss" (as defined in the WARN Act) within the six (6) month period prior to the date hereof.


                                  ARTICLE III

                    Representations and Warranties of VJET
                    --------------------------------------

     VJET represents and warrants to Airways as follows:

     3.01      Organization, etc. VJET is a corporation duly organized, validly
               -----------------
existing and in good standing under the laws of the State of Nevada. Each Subsidiary of VJET has been duly organized and is validly existing and in good standing under the laws of the state of its organization. VJET and each of its Subsidiaries has the corporate power to own its property and to carry on its business as now being conducted; VJET has the corporate power and authority to execute and deliver this Agreement and the Plan of Merger and, subject to the stockholder approval referenced in Section 5.02(a)(i) hereof, to consummate the transactions contemplated hereby.

     3.02      Authorization, Execution and Delivery of Agreement. The execution
               --------------------------------------------------
and delivery and, subject to the stockholder approval of VJET, the performance of this Agreement and the Plan of Merger by VJET have been duly and validly authorized and approved by the Board of Directors of VJET, and VJET has taken, or will use reasonable efforts to take prior to the Effective Date of the Merger, all other action required by law on the part of VJET, its respective Articles of

Incorporation and bylaws or otherwise to effect the transactions contemplated by this Agreement and the Plan of Merger.

     3.03      Capital Stock of VJET.
               ---------------------

               (a) As of the date of this Agreement, the authorized capital stock of VJET consists of 5,000,000 shares of Preferred Stock, $.01 par value, none of which is outstanding and 1,000,000,000 shares of Common Stock, $.001 par value, of which 54,969,238 shares were outstanding as of June 30, 1997. No additional shares of stock have been issued between June 30, 1997, and the date of execution of this Agreement. As of the date of this Agreement, 3,420,000 shares of VJET Common Stock were reserved for issuance under VJET's 1993 Incentive Stock Option Plan, 3,640,790 shares of VJET Common Stock were reserved for issuance under VJET's Stock Option Plan, 5,000,000 shares of VJET Common Stock were reserved for issuance under VJET's 1996 Stock Option Plan and 3,979,864 shares of VJET Common Stock were reserved for issuance under VJET's Employee Stock Purchase Plan (such plans being hereinafter collectively referred to as the "VJET Plans"). Other than the options described in this Section 3.03, there are no outstanding options, warrants or rights to subscribe for or purchase from VJET any capital stock of VJET or securities convertible into or exchangeable for capital stock of VJET.

               (b) Schedule 3.03(b) to VJET's Disclosure Statement delivered to
                   ----------------
Airways contemporaneously with the execution and delivery of this Agreement ("VJET's Disclosure Statement") lists each Subsidiary of VJET. All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned by VJET, by another Subsidiary of VJET or by VJET and another such Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever. Except for the capital shares of its Subsidiaries, VJET does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. There are no outstanding options, warrants or rights to subscribe for or purchase from VJET or any VJET Subsidiary any capital stock of any VJET Subsidiary or securities convertible into or exchangeable for capital stock of any VJET Subsidiary.

     3.04      Financial.
               ---------

               (a) VJET has previously furnished Airways true and complete copies of the following documents which have been filed by VJET with the SEC pursuant to Sections 13(a), 14(a), (b) or (c) or 15(d) of the Exchange Act (such documents are hereinafter collectively called the "VJET SEC Filings"): (i) its Annual Report on Form 10-K for the year ended December 31, 1996, which report includes, among other things, Consolidated Balance Sheets as at December 31, 1995 and December 31, 1996 and Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity and Consolidated Statements of Cash Flows of VJET for the periods ended December 31, 1996, December 31, 1995 and December 31, 1994, examined and reported upon by Ernst & Young, LLP, independent certified public accountants, (ii) quarterly reports on Form 10-Q for the quarter ended March 31, 1997, which reports include Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows of VJET at and for the respective fiscal periods then ended and at and for the corresponding date and fiscal periods for the prior year, (iii) all reports on Form 8-K filed by VJET with the SEC during the period from and after January 1, 1997, (iv) VJET's Proxy Statement dated April 10, 1997, and (v) VJET's S-4 Registration Statement declared effective as of October 11, 1996. The VJET SEC Filings constitute all reports VJET was required to file under Sections 13(a), 14(a), (b) or (c) and 15(d) of the Exchange Act since January 1, 1997. At the time of filing with the SEC, the VJET SEC Filings (i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, and the rules and regulations thereunder, (ii) did not contain any untrue statement of a material fact, and
(iii) did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any VJET SEC Filing has been revised or superseded by a later filed VJET SEC Filing, the audited and unaudited financial statements contained in the VJET SEC Filings are true and correct in all material respects and present fairly the consolidated financial condition and results of operations and changes in stockholders' equity and cash flows as of the dates and for the periods indicated, except as may otherwise be stated in such financial statements. For purposes of this Agreement, all financial statements of VJET shall be deemed to include any notes to such financial statements. The financial statements described in this Section 3.04 are hereinafter referred to as the "VJET Financial Statements".

          (b)  Except as publicly disclosed by VJET or disclosed to Airways in
Schedule 3.04(b) or any other Schedule to VJET's Disclosure Statement (in either
----------------
case, which disclosure is made prior to the execution of this Agreement), VJET has not experienced or suffered any Material Adverse Effect between March 31, 1997 and the date of this Agreement.

     3.05 Status of VJET Common Stock.  All shares of VJET Common Stock, when
          ---------------------------
issued to the stockholders of Airways pursuant to this Agreement and the Plan of Merger, will be duly and validly authorized and issued, fully paid and nonassessable.

     3.06 No Breach of Statute or Contract, Governmental Authorizations. Except
          -------------------------------------------------------------
as set forth in Schedule 3.06 to VJET's Disclosure Statement, neither the
                -------------
execution and delivery of this Agreement by VJET, nor compliance with the terms and provisions of this Agreement by VJET, will violate any law, statute, rule or regulation of any governmental authority, domestic or foreign, or will on the Effective Date of the Merger conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority, domestic or foreign, to which VJET or any Subsidiary is subject or of any agreement or instrument to which VJET or any Subsidiary is a party or by which it is bound, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any property or assets of VJET or any Subsidiary or cause any acceleration of maturity of any obligation or loan, or give to others any interest or rights, including rights of termination or cancellation, in or with respect to any of the material properties, assets, agreements, contracts or business of VJET or any Subsidiary. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to VJET or any subsidiary or in connection with the execution and delivery of this Agreement by VJET or the consummation by VJET of the transactions contemplated hereby, except for (i) the filings required by the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement required by
Section 4.07, (B) a proxy statement relating to the VJET shareholders meeting to be held prior to

Closing to approve the Merger and to amend VJET's Articles of Incorporation and Bylaws and (C) such reports and schedules under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) the filing of the Articles or Certificate of Merger with the Secretary of State of Nevada and appropriate documents with the relevant authorities of other states in which VJET is qualified to do business, and (iv) any required filings with and any approvals required by the DOT and the FAA.

     3.07 No Litigation or Adverse Events.  Except as set forth  in the VJET SEC
          -------------------------------
Filings or in Schedule 3.07 to VJET's Disclosure Statement, there is no suit,
              -------------
action or legal, administrative, arbitration or other proceeding or governmental investigation pending, or to the best of the knowledge of VJET threatened, which, if adversely determined, would be a Material Adverse Effect.

     3.08 Employee Benefit Plans.  Schedule 3.08 to VJET's Disclosure Statement
          ----------------------   -------------
hereto contains a list of all employment contracts (including agreements with any union), severance agreements, and all employee policy manuals, all deferred compensation, non-competition, bonus, stock option, profit sharing, pension, retirement, consultation after retirement, payment upon retirement, incentive, extraordinary vacation accrual, material consulting contracts, education payment or benefit, disability insurance (including medical, travel, group life or other similar insurance plans), agreements, arrangements or plans, or any other fringe benefit arrangements of, or applicable to, employees of VJET or any VJET Subsidiary. Each employee plan is in full compliance with all applicable government laws, rules and regulations, except for any noncompliance which is not a Material Adverse Effect. No such plan which is subject to ERISA ("VJET ERISA Plan") has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and neither VJET nor any Subsidiary has incurred any liability on account of such an "accumulated funding deficiency" with respect to any VJET ERISA Plan. No liability to the Pension Benefit Guaranty Corporation established under ERISA has been incurred with respect to any VJET ERISA Plan and to the best knowledge of VJET, neither VJET nor any VJET Subsidiary has incurred any liability for any tax imposed by
Section 4975 of the Code. Neither VJET nor any VJET Subsidiary has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal", as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA, since the effective date of such Sections 4203 and 4205 with respect to any Multi-employer Pension Plan.

     3.09 Governmental Approvals. The business of VJET and the VJET Subsidiaries
          ----------------------
as presently conducted does not require any approval of any governmental body, whether federal, state, local or foreign, which has not been obtained or applied for, except as would not result in a Material Adverse Effect. Except as set forth in Schedule 3.09 to VJET's Disclosure Statement, VJET and the VJET
         -------------
Subsidiaries have, as of the date hereof, and will have as of the Closing Date, such permits, licenses, authorities, operating certificates, "slot" assignments, essential air service designations, and other certificates or approvals required by the FAA or the DOT. Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any Schedule hereto, the business of VJET and any VJET Subsidiary as presently conducted in any jurisdiction meets all known applicable legal requirements of such jurisdiction and all known requisite governmental approvals have been duly obtained or applied for and are in full force and effect, except for any failure of legal requirements or any lack of governmental approvals which is not a Material Adverse Effect; and to the best of its knowledge there is no basis for any governmental body to deny or rescind any approval for the conduct of the business of VJET or of any VJET Subsidiary.

     3.10 Accuracy of Books and Records.  The books and records, financial and
          -----------------------------
otherwise, of VJET present fairly the financial position of VJET in all material respects and all transactions of VJET have been recorded in such books and records in a manner consistent with GAAP.

     3.11 Surviving Corporation After Merger. Immediately after the Closing Date
          ----------------------------------
and after giving effect to any changes in the assets and liabilities of VJET as a result of the Merger, VJET will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay the same as they become due.

     3.12 Aircraft and Other Property.  Except as disclosed in Schedule 3.12 to
          ---------------------------                          -------------
VJET's Disclosure Statement, all aircraft owned, leased or in the possession and control of VJET or of any VJET Subsidiary are, and on the Closing Date will be, in an airworthy condition, and are being maintained according to FAA regulatory standards and VJET's FAA-authorized maintenance program. A list of all aircraft now owned, leased or in the possession and control of VJET or of any VJET
Subsidiary is attached hereto as Schedule 3.12.   Except as set forth in said
                                 -------------
Schedule 3.12, all other operating properties, leasehold improvements and
-------------
equipment of VJET and of the VJET Subsidiaries are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of normal operations.

     3.13 Material Contracts.  Attached hereto as Schedule 3.13 to VJET's
          ------------------                      -------------
Disclosure Statement is a list of all contracts of VJET or of any VJET Subsidiary involving aggregate payments by VJET or any VJET Subsidiary or to VJET or to any VJET Subsidiary of more than $200,000, or extending for a term beyond twenty-four (24) months and a list showing all policies of insurance in force as of the date hereof.

     3.14 Taxes. VJET and the VJET Subsidiaries have filed or secured extensions
          -----
for filing all tax returns required to be filed by the United States Government, by any of the states of the United States and by any other governmental authority; all taxes, assessments and other governmental charges known by the officers of VJET to be due from VJET or from any VJET Subsidiary or with respect to any of their income, property or assets have been duly paid and no extensions for the time of payment have been requested, except as disclosed in Schedule
                                                                    --------
3.14 to VJET's Disclosure Statement.  There are no pending or, to the best of
----
VJET's knowledge, threatened additional assessments of taxes by any governmental authority known to any of the officers of VJET, except as disclosed in said

Schedule 3.14.  No unexpired waivers of the statute of limitations executed by
-------------
VJET or by any VJET Subsidiary with respect to federal or state income taxes are in effect on the date hereof, except as disclosed in said Schedule 3.14. Except
                                                          -------------
as set forth
in said Schedule 3.14, the accruals and reserves made for tax liabilities of
        -------------
VJET in the March 31, 1997, Consolidated Balance Sheet of VJET are adequate for the payment of all of VJET and VJET Subsidiaries' federal, state and local tax liabilities for all periods ending on or before March 31, 1997. VJET and each of its Subsidiaries has withheld all required amounts from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable laws, all required returns with respect to income tax withholding, social security and unemployment and other taxes have been filed by VJET and the VJET Subsidiaries for all periods for which returns were due and the amounts shown on such returns to be due and payable have been paid in full, except for any such failure to do the foregoing which is not a Material Adverse Effect.

     3.15 Title to Properties.  Except as disclosed in Schedule 3.15 to VJET's
          -------------------                          -------------
Disclosure Statement, VJET and the VJET Subsidiaries have good and, (in the case of owned real property) marketable title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of their real or personal property and other assets reflected on VJET's Consolidated Balance Sheet as of March 31, 1997, or acquired by VJET or the VJET Subsidiaries subsequent to the date thereof except for (i) liens or encumbrances on such property or assets described in the Consolidated Balance Sheet as of March 31, 1997, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent, and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby or those arising by operation of law for which payment is not yet delinquent, and
(iv) dispositions in the ordinary course of business. VJET and the VJET Subsidiaries enjoy peaceable and undisturbed possession under all material leases under which they are operating and all of their equipment and premises which are leased are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which such equipment and premises are being utilized. Except as disclosed in said Schedule 3.15, neither
                                                          -------------
VJET nor any of the VJET Subsidiaries is in default under or has received any notice of default under any lease agreement. Except as disclosed in said

Schedule 3.15, neither VJET nor any of the VJET Subsidiaries has received any
-------------
notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to their operations or to their owned or leased properties. To the best of its knowledge, each parcel of real property owned, leased or operated by VJET or by any VJET Subsidiary is reasonably free of any and all hazardous wastes, hazardous emissions, toxic substances or other types of contamination or matters of environmental concern, and neither VJET nor any VJET Subsidiary is subject to any material liability (under the Comprehensive Environmental Response, Compensation and Liability Act or otherwise) resulting from or related to any such wastes, emissions, substances, contaminants or matters of environmental concern in connection with any such property.

     3.16 Disclosure.  No representation or warranty by VJET contained in this
          ----------
Agreement and no statement contained in any certificate, exhibit or other instrument furnished or to be furnished to Airways pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. The information contained in the Prospectus/Proxy Statement to be furnished to stockholders of the parties pursuant to the Merger (other than information included in reliance upon and in conformity with information furnished by Airways in writing expressly for use therein) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     3.17 Broker's or Finder's Fees. Except as provided in Schedule 3.17 to
          -------------------------                        -------------
VJET's Disclosure Statement, no agent, broker, person or firm acting on behalf of VJET or any of its Subsidiaries or under the authority of any of them is or
                      =
will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein.

     3.18 No Antitakeover Provisions.  Except as disclosed in Schedule 3.18 to
          --------------------------                          -------------
VJET's Disclosure Statement, there are no antitakeover provisions or other provisions of similar effect applicable to VJET under the terms of VJET's Articles of Incorporation or By-laws or under Nevada or other law applicable to VJET that must be complied with prior to the consummation of the Merger.

     3.19 Intellectual Property.
          ---------------------

          (a)  Schedule 3.19 to VJET's Disclosure Statement contains a correct
               -------------
and complete list of all of intellectual property of VJET and its Subsidiaries ("VJET's Intellectual Property"). Neither VJET nor any of its Subsidiaries has violated, infringed upon or unlawfully or wrongfully used the Intellectual Property of others and none of VJET's Intellectual Property or any related rights as used in its business or in the other businesses now or heretofore conducted by VJET infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement or misuse. VJET has taken all reasonable measures (other than registration) to enforce, maintain and protect its interests and to the extent applicable, the rights of third parties, in and to VJET's Intellectual Property. VJET has, and upon consummation of the transactions contemplated by this Agreement, VJET will have, all right, title and interest in the Intellectual Property identified on said Schedule 3.19. The
                                                             -------------
consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property rights of VJET or result in a default under any contract of VJET. Except as set forth in said Schedule 3.19, VJET is not
                                                   -------------
obligated nor has VJET incurred any liability to make any payments for royalties, fees or otherwise to any person in connection with any of VJET's Intellectual Property. All patents, trademarks, trade names, service marks, assumed names and copyrights and all registrations thereof included in or related to VJET's Intellectual Property are valid, subsisting and in full force and effect.

          (b) No present or former officer, director, partner or employee of VJET owns or has any proprietary, financial or other interest, direct or indirect, in any of VJET's Intellectual Property, except as described on said
Schedule 3.19. No officer, director, partner or employee of VJET has entered
-------------
into any contract that requires such officer, director, partner or employee to assign any interest in any VJET Intellectual Property.

     3.20 Labor Matters.  VJET has made available to Airways copies of all
          -------------
collective bargaining agreements, contracts or other agreements or understandings with a labor union or labor organization to which VJET or any of its Subsidiaries is a party or by which any of them is bound. Except as and to the extent set forth in Schedule 3.20 to VJET's Disclosure Statement, (i) VJET
                        -------------
or
any of its Subsidiaries is not a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to any employees of VJET or any of its Subsidiaries and no attempt to organize any of the employees of VJET's business is currently proposed or threatened, (ii) VJET or any of its Subsidiaries has not had any Equal Employment Opportunity Commission charges or other claims of employment discrimination made against it which, if resolved adversely to VJET or its Subsidiaries, would result in a Material Adverse Effect to VJET or its Subsidiaries, (iii) no Wage and Hour Department investigations have been made of VJET or any of its Subsidiaries which, if resolved adversely to VJET or its Subsidiaries, would result in a Material Adverse Effect to VJET or its Subsidiaries, (iv) no labor strike, dispute, stoppage or lockout is pending or threatened against or affecting VJET or any of its Subsidiaries, the assets or the business of VJET or any of its Subsidiaries, and (v) no unfair labor practice charge or complaint against VJET or any of its Subsidiaries is pending or threatened before the National Labor Relations Board or any similar governmental authority. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), VJET and any of its Subsidiaries has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of VJET or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of VJET or any of its Subsidiaries, nor has VJET or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in said Schedule 3.20, none of
                                                        -------------
VJET's or any of its Subsidiaries' employees suffered an "employment loss" (as defined in the WARN Act) within the six (6) month period prior to the date hereof.

     3.21 Offering Memorandum. The draft of the Offering Memorandum set forth in
          -------------------
Schedule 3.21 to VJET's Disclosure Statement is true and correct in all material
-------------
respects.


                                  ARTICLE IV

             Covenants and Transactions Prior to the Closing Date
             ----------------------------------------------------

     4.01. Investigations; Operation of Business of Airways.  Between the date
           ------------------------------------------------
of this Agreement and the Effective Date of the Merger:

           (a) Airways agrees to give to VJET full access to all the premises and books and records of it and its Subsidiaries, and to cause its and its Subsidiaries' officers to furnish VJET with such financial and operating data and other information with respect to the business and properties of it and its Subsidiaries as VJET shall from time to time request; provided, however, that any such investigation shall not affect any of the representations, warranties or covenants of Airways hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective businesses of Airways and its Subsidiaries. In the event of termination of this Agreement, VJET will return to Airways or destroy any and all financial statements, agreements, documents, memoranda or other repositories of information relating to Airways that VJET has obtained or prepared in connection with its review of

Airways and its operations and VJET agrees that any information relating to Airways, its financial condition, business, operations and prospects is strictly confidential and shall not be disclosed to any third party or used by VJET for its benefit or the benefit of any other person. VJET shall have the right to have a representative present at all meetings of the Board of Directors of Airways (the "VJET Observation Rights") and there shall be no meeting of the Board of Directors of Airways unless (i) a representative of VJET shall be present in person or by conference telephone call, or (ii) VJET shall have been given notice in accordance with the by-laws of Airways with respect to such meeting; provided, however, that failure of Airways to comply with the terms of this Paragraph shall not affect the validity of action taken by Airways' Board of Directors. In addition, VJET shall have the right to review any consent resolutions of the Airways Board of Directors prior to signing. Exercise of the VJET Observation Rights shall not be, and shall not be construed as being, participation by VJET on the Board of Directors of Airways. Notwithstanding the foregoing, the VJET representative shall not be entitled to be present during discussion of any Acquisition Proposal or of any matters directly relating to VJET and shall not have the right to review in advance any consent resolutions relating to any Acquisition Proposal or VJET.

           (b) Airways will, to the extent required for continued operation of its business without impairment, use its best efforts to preserve substantially intact the business organization of Airways and its Subsidiaries, to keep available the services of the present officers and employees of Airways and its Subsidiaries, and to preserve the present relationships of Airways and its Subsidiaries with persons having significant business relations therewith such as suppliers, customers, tour operators, brokers, agents or otherwise.

           (c) Airways and its Subsidiaries will conduct their respective businesses in a manner consistent with the current operation of their business and only in the ordinary course and, by way of amplification and not limitation, neither Airways nor its Subsidiaries will without the prior written consent of VJET which consent shall not be unreasonably withheld (i) except with respect to Airways Common Stock issued upon exercise of the warrants outstanding on the date hereof and of options vested prior to the Closing Date, issue any capital stock, or (ii) declare, set aside or pay any dividend or distribution with respect to the capital stock of Airways or any of its Subsidiaries (other than the payment of a dividend by a subsidiary of Airways to Airways or to another subsidiary of Airways), or (iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Airways or any of its Subsidiaries, or
(iv) effect a split or reclassification of any capital stock of Airways or a recapitalization of Airways, or (v) change the charter or bylaws of Airways, or
(vi) grant any increase in the compensation payable or to become payable by Airways or its Subsidiaries to officers or salaried employees of Airways or its Subsidiaries whose 1996 remuneration exceeded $50,000 or grant any increase regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for or with any officers or employees, or (vii) adopt any employee benefit plans including but not limited to stock option plans, or (viii) borrow or agree to borrow any funds in excess of $200,000 or guarantee or agree to guarantee the obligations of others (excluding any refinancing of Airways' Subsidiary's hangar in an amount ranging from $6.5 million to $8.5 million secured by the hangar and Airways' Subsidiary's accounts receivable, provided that the terms of such refinancing do not preclude prepayment on reasonable terms; credit terms extended by creditors, lessors and vendors in the ordinary course of business; and debt incurred for expenses of this transaction), or (ix) make any capital improvement, purchase of equipment or furnishings or lease of any aircraft (excluding the purchase, lease or repair of aircraft parts and components required in the ordinary course of maintenance of aircraft) involving an aggregate expenditure in excess of $200,000, or (x) transfer, pledge, hypothecate or otherwise dispose of any assets having a book or market value, whichever is greater, in excess of $200,000, or (xi) acquire direct or indirect ownership or control of voting shares of any other corporation, or of any interest in any partnership, joint venture, association or similar organization, other than shares acquired in satisfaction of a security interest or of a debt previously contracted for in a fiduciary or custodial capacity, or (xii) waive any rights of substantial value, or (xiii) enter into any material agreement, contract or commitment calling for aggregate payments in excess of $200,000 over the life of the contract or extending for more than twelve months other than contracts entered into for the maintenance or repair of aircraft or those disclosed on Schedule 4.01(c) to Airways' Disclosure Statement, or (xiv) acquire
             ----------------
a fee interest in any real property.

           (d) Subject to Section 4.04 hereof, without the prior written consent of VJET, neither Airways nor any of its Subsidiaries will undertake or enter into any sale, disposition, surrender, acquisition, agreement or transaction, between the date of this Agreement and the Closing Date, relating to any of their assets except in the ordinary course of business or as contemplated by this Agreement or disclosed in the Airways SEC Filings.

           (e) Airways will pay and discharge all taxes, assessments and governmental charges lawfully imposed upon it, upon any Airways Subsidiary or upon any of their property, or upon the income and profits thereof to the extent such taxes, assessments and governmental charges are due and payable on or before the Closing Date except for deferrals of taxes arranged by Airways with the respective taxing authorities as indicated on Schedule 4.01(e) to Airways'
                                                  ----------------
Disclosure Statement; provided, however, that nothing herein contained shall require Airways or any Airways Subsidiary to pay or discharge any tax assessment or governmental charge, so long as the validity thereof shall be contested in good faith and by appropriate proceedings unless property essential to the conduct of Airways or of any Airways Subsidiary's business will be lost, forfeited or materially endangered.

           (f) Airways will maintain its existence and the existence of the Subsidiaries as corporations in good standing under the laws of the State of Delaware, other states in which Airways and the Airways Subsidiaries operate and the United States and comply and cause the Airways Subsidiaries to comply in all material respects with all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to their business or their properties, except while contesting the validity of any of the foregoing in good faith and by appropriate proceedings.

           (g) Airways will notify VJET in writing within five (5) days of the commencement of any material litigation against Airways, or against any Airways Subsidiary, or of the existence of any adverse business conditions threatening the continued, normal business operations of Airways or of any Airways Subsidiary, or of any agreement, consent or order of the FAA or DOT involving Airways or any Airways Subsidiary.

           (h) Airways shall at all times maintain, preserve and keep its properties and the properties of its Subsidiaries in good repair, working order and condition in all material respects so that the business carried on in connection therewith may be properly and advantageously conducted, except for those items that have been designated as obsolete or damaged beyond economic repair.

           (i) Airways will make every reasonable effort to fulfill its contractual obligations and the contractual obligations of its Subsidiaries, and to maintain in effect its insurance and the insurance of its Subsidiaries.

           (j) Airways will not enter into, institute or permit any Airways Subsidiary to enter into or institute, any employment contract, employee policy manual (other than Airways' Subsidiary's current employee manual which is undergoing revision), deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, payments upon retirement, incentive, extraordinary vacation accrual, education payment or benefit, disability insurance (including medical, travel, group life or other similar insurance plans) agreement, plan or arrangement or any other similar arrangement or plan, or, except as required by applicable law or regulation, renew, amend, modify or terminate any such arrangement or plan now in existence.

           (k) Airways will not enter into, or permit any Subsidiary to enter into, any agreement, understanding or commitment, written or oral, with any other person which would be a breach of the obligations of Airways arising under this Agreement.

           (l) Airways will not make, or permit any Subsidiary to make any loan, advance or commitment to extend credit to any of the directors, officers or any affiliated or related persons of the directors or officers of Airways or of any Airways Subsidiary; renew, or permit any Airways Subsidiary to renew, any outstanding loan or any outstanding commitment to extend credit to any directors, officers or any affiliated or related persons of the directors or officers of Airways or of any Airways Subsidiary; increase, or permit any Airways Subsidiary to increase, any outstanding loan to any of the directors, officers of any affiliated or related persons of the directors or officers of Airways or of any Airways Subsidiary; or enter into any agreement, understanding or commitment, written or oral, which obligates Airways, any of the Airways Subsidiaries or their successors or assigns to make any loan or advance or payment to any of the directors or officers or to any affiliated or related persons of any of the directors or officers of Airways or of any Airways Subsidiary.

     4.02. Investigation of VJET.  Between the date of this Agreement and the
           ---------------------
Effective Date of the Merger:

           (a) VJET agrees to give to Airways full access to all the premises and books and records of it and its Subsidiaries, and to furnish Airways with such financial and operating data and other information with respect to the business and properties of it and its Subsidiaries as Airways shall from time to time request; provided, however, that any such investigation shall not affect any of the representations, warranties or covenants of VJET hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective businesses of VJET and its Subsidiaries. In the event of termination of this Agreement, Airways will return to VJET or destroy any and all financial statements, agreements, documents, memoranda or other repositories of information relating to VJET or its Subsidiaries that Airways has obtained or prepared in connection with its review of VJET and its operations and Airways agrees that any information relating to VJET, its Subsidiaries and their financial condition, business, operations and prospects is strictly confidential and shall not be disclosed to any third party, or used by Airways for its benefit or the benefit of any other person. Airways shall have the right to have a representative present at all meetings of the Board of Directors of VJET (the "Airways Observation Rights") and there shall be no meeting of the Board of Directors of VJET unless (i) a representative of Airways shall be present in person or by conference telephone call, or (ii) Airways shall have been given notice in accordance with the by-laws of VJET with respect to such meeting; provided, however, that failure of VJET to comply with the terms of this Paragraph shall not affect the validity of action taken by VJET's Board of Directors. In addition, Airways shall have the right to review any consent resolutions of the VJET Board of Directors prior to signing. Exercise of the Airways Observation Rights shall not be, and shall not be construed as being, participation by Airways on the Board of Directors of VJET. Notwithstanding the foregoing, the Airways representative shall not be entitled to be present during discussions of any matters directly relating to Airways and shall not have the right to review in advance any consent resolutions relating to Airways.

           (b) VJET and its Subsidiaries will conduct their respective businesses in a manner consistent with the current operation of their business and only in the ordinary course and, by way of amplification and not limitation, neither VJET nor its Subsidiaries will without the prior written consent of Airways which consent shall not be unreasonably withheld (i) except with respect to VJET Common Stock issued upon exercise of options vested prior to the Closing Date, issue any capital stock, or (ii) declare, set aside or pay any dividend or distribution with respect to the capital stock of VJET or any of its Subsidiaries (other than the payment of a dividend by a subsidiary of VJET to VJET or to another subsidiary of VJET), or (iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of VJET or any of its Subsidiaries, or (iv) effect a split or reclassification of any capital stock of VJET or a recapitalization of VJET, or (v) change the charter or bylaws of VJET, or (vi) grant any increase in the compensation payable or to become payable by VJET or its Subsidiaries to officers or salaried employees of VJET or its Subsidiaries whose 1996 remuneration exceeded $50,000 or grant any increase regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for or with any officers or employees, or (vii) adopt any employee benefit plans including but not limited to stock option plans, or (viii) acquire direct or indirect ownership or control of voting shares of any other corporation, or of any interest in any partnership, joint venture, association or similar organization, other than shares acquired in satisfaction of a security interest or of a debt previously contracted for in a fiduciary or custodial capacity, or (ix) waive any rights of substantial value, or (x) enter into any material agreement, contract or commitment calling for aggregate payments in excess of $200,000 over the life of the contract or extending for more than twelve months other than (a) financing or refinancing agreements and fees and expenses paid in connection therewith, (b) fees paid to lenders to secure consents to this transaction and to VJET's debt refinancing, and (c) contracts entered into for the maintenance, repairs or refurbishment of aircraft or those disclosed on Schedule 4.02(c) to VJET's Disclosure Statement
                               ----------------
or (xi) acquire a fee interest in any real property.

          (c) Without the prior written consent of Airways, neither VJET nor any of its Subsidiaries will undertake or enter into any sale, disposition, surrender, acquisition, agreement or transaction, between the date of this Agreement and the Closing Date, relating to any of their assets except in the ordinary course of business or as contemplated by this Agreement or as disclosed in the VJET SEC Filings.

          (d) VJET will pay and discharge all taxes, assessments and governmental charges lawfully imposed upon it, upon any VJET Subsidiary or upon any of their property, or upon the income and profits thereof to the extent such taxes, assessments and governmental charges are due and payable on or before the Closing Date; provided, however, that nothing herein contained shall require VJET or any VJET Subsidiary to pay or discharge any tax assessment or governmental charge, so long as the validity thereof shall be contested in good faith and by appropriate proceedings unless property essential to the conduct of VJET or of any VJET Subsidiary's business will be lost, forfeited or materially endangered.

          (e) VJET will maintain its existence and the existence of the Subsidiaries as corporations in good standing under the laws of the State of Nevada, other states in which VJET and the VJET Subsidiaries operate and the United States and comply and cause the VJET Subsidiaries to comply in all material respects with all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to their business or their properties, except while contesting the validity of any of the foregoing in good faith and by appropriate proceedings.

          (f) VJET will notify Airways in writing within five (5) days of the commencement of any material litigation against VJET or any of its Subsidiaries or of the existence of any adverse business conditions threatening the continued, normal business operations of VJET or any of its Subsidiaries, or of any agreement, consent or order of the FAA or DOT involving VJET or any of its Subsidiaries.

          (g) VJET shall at all times maintain, preserve and keep its properties and the properties of its Subsidiaries in good repair, working order and condition in all material respects so that the business carried on in connection therewith may be properly and advantageously conducted, except for those items that have been designated as obsolete or damaged beyond economic repair.

          (h) VJET will make every reasonable effort to fulfill its contractual obligations and the contractual obligations of its Subsidiaries, and to maintain in effect its insurance and the insurance of its Subsidiaries.

          (i) VJET will not enter into, institute or permit any VJET Subsidiary to enter into or institute, any employment contract, employee policy manual, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, payments upon retirement, incentive, extraordinary vacation accrual, education payment or benefit, disability insurance (including medical, travel, group life or other similar insurance plans) agreement, plan or arrangement or any other similar arrangement or plan, or, except as required by applicable law or regulation, renew, amend, modify or terminate any such arrangement or plan now in existence.

          (j) VJET will not enter into, or permit any Subsidiary to enter into, any agreement, understanding or commitment, written or oral, with any other person which would be a breach of the obligations of VJET arising under this Agreement.

          (k) VJET will not make, or permit any Subsidiary to make any loan, advance or commitment to extend credit to any of the directors, officers or any affiliated or related persons of the directors or officers of VJET or of any VJET Subsidiary; renew, or permit any VJET Subsidiary to renew, any outstanding loan or any outstanding commitment to extend credit to any directors, officers or any affiliated or related persons of the directors or officers of VJET or of any VJET Subsidiary; increase, or permit any VJET Subsidiary to increase, any outstanding loan to any of the directors, officers of any affiliated or related persons of the directors or officers of VJET or of any VJET Subsidiary; or enter into any agreement, understanding or commitment, written or oral, which obligates VJET, any of the VJET Subsidiaries or their successors or assigns to make any loan or advance or payment to any of the directors or officers or to any affiliated or related persons of any of the directors or officers of VJET or of any VJET Subsidiary.

          (l) VJET agrees to provide to the law firm or accounting firm providing the tax opinion referred to in Section 5.02(n) hereof, those customary representations (to the extent true) which would be required by the Internal Revenue Service under Revenue Procedure 86-42 to obtain a favorable ruling that the Merger qualifies as a tax-deferred reorganization under Internal Revenue Code Section 368(a).

     4.03  Airways Stockholder Approval. Subject to Section 4.04 hereof, Airways
           ----------------------------
agrees to submit this Agreement and the Plan of Merger to its stockholders for approval, all as provided by law and its Articles of Incorporation, at a meeting (the "Airways Special Meeting") which shall be held prior to the Closing Date. The Board of Directors of Airways will, subject to Section 4.04 hereof, recommend that the stockholders of Airways vote to adopt and approve the Merger and use its best efforts to solicit from stockholders proxies in favor of such adoption and approval. By separate agreement, Robert D. Swenson, Lowell T. Swenson and Carl R. Pohlad (collectively, the "Insiders") have agreed that they will not dispose of their shares of Airways Common Stock and will vote in favor of the Merger; provided, however, that the Insiders' obligations under said Agreement will be suspended if the Board of Directors of Airways determines in the exercise of its fiduciary duties to entertain, negotiate or participate in any other Acquisition Proposal for so long as it is so entertaining, negotiating or participating in any such other Acquisition Proposal (and shall terminate if Airways accepts a Superior Proposal) and pays the termination fee set forth in
Section 5.04(c).

     4.04  No Solicitation. From and after the date hereof, Airways will not,
           ---------------
and shall use its reasonable best efforts not to permit, any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Acquisition Proposal from any person, or engage in or continue discussions or negotiations relating thereto; provided, however, that Airways may engage in discussions or negotiations with, and furnish information concerning Airways and its Subsidiaries, businesses, properties or assets to, any third party which makes an Acquisition Proposal if the Board of Directors of Airways concludes in good faith after consultation with its outside counsel (who may be Airways' engaged outside counsel) that the failure to take such action would present a reasonable possibility of violating the obligations of such Board to Airways or to Airways' stockholders under applicable law. Airways will promptly (but in no case later than 48 hours) notify VJET of the receipt of any Acquisition Proposal, including the material terms and conditions thereof and the identify of the person or group making such Acquisition Proposal, and will promptly (but in no case later than 48 hours) notify VJET of any determination by Airways' Board of Directors that a Superior Proposal (as hereinafter defined) has been made. As used in this Agreement, (i) "Acquisition Proposal" shall mean any proposal or offer, or any expression of interest by any third party relating to Airways' willingness or ability to receive or discuss a proposal or offer, in each case made prior to the stockholder vote at the Airways Special Meeting, other than a proposal or offer by VJET or any of its Subsidiaries, for a merger, consolidation or other business combination involving, or any purchase of, all or substantially all of the assets of Airways or Airways' Subsidiary or 100% of the voting securities of Airways, and (ii) "Superior Proposal" shall mean a bona fide Acquisition Proposal made by a third party on terms that a majority of the members of the Board of Directors of Airways determines in their good faith reasonable judgment (based on the advice of an independent financial advisor) may be more favorable to Airways and to its stockholders than the transactions contemplated hereby and for which any required financing is committed or which, in the good faith reasonable judgment of a majority of such members (after consultation with any independent financial advisor), is then available to such third party.

     4.05  VJET Stockholder Approval. VJET agrees to submit to its stockholders
           -------------------------
a proposal to amend its Articles of Incorporation and Bylaws as set forth in Exhibit B annexed hereto and made a part hereof and, if required under Nevada
---------
law or by NASDAQ, VJET agrees to submit this Agreement and the Plan of Merger to its stockholders for approval, all as provided by law and its Articles of Incorporation, at a meeting (the "VJET Meeting") which shall be held prior to the Closing Date. The Board of Directors of VJET will recommend that the stockholders of VJET vote to adopt and approve the amendment to its Articles of Incorporation, Bylaws and the Merger, and use their best efforts to solicit from stockholders proxies in favor of such adoption and approval. By separate agreement, at least three of the following persons (Timothy P. Flynn, Maurice J. Gallagher, Jr., Lewis H. Jordan and Robert L. Priddy) shall agree that they will vote in favor of the amendment to VJET's Articles of Incorporation and By-laws and in favor of the Merger.

     4.06  No Granting of Options.
           ----------------------

           (a) Prior to the Closing Date, neither Airways nor any of its Subsidiaries will, without the prior written consent of VJET, grant any options, warrants or other rights to purchase or otherwise acquire any shares of its capital stock or issue any securities convertible into shares of its capital stock or to accelerate the vesting of any such option, warrant or right.

           (b) Prior to the Closing Date, neither VJET nor any of its Subsidiaries will, without the prior written consent of Airways, grant any options, warrants or other rights to purchase or otherwise acquire any shares of its capital stock or issue any securities convertible into shares of its capital stock or to accelerate the vesting of any such option, warrant or right except that options may be granted to newly hired executive officers in amounts consistent with prior practice.

     4.07  VJET Registration Statement.  Prior to the Effective Date of the
           ---------------------------
Merger, VJET shall have prepared and filed with the SEC, a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") , and under the blue sky laws of such states as may be required by law, for the purpose of registering the shares of VJET Common Stock into which the shares of Airways Common Stock will be converted pursuant to Article V of the Plan of Merger, which Registration Statement is intended to permit Airways' stockholders (other than Airways Affiliates who would be subject to Rule 144 limitations) to freely trade their shares. VJET will use reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable.

     4.08  Information for Registration Statement and Proxy Statement. Airways
           ----------------------------------------------------------
and VJET will each furnish to the other such data and information relating to it as the other may reasonably request for the purpose of including such data and information in any proxy statement or registration statement which the other may use in connection with the special meetings of stockholders to be held to consider and take action with respect to the approval and adoption of this Agreement and the Plan of Merger.

     4.09  Restricted VJET Common Stock.  Airways will deliver to VJET not later
           ----------------------------
than three business days before the Effective Date of the Merger a schedule listing all Airways Affiliates and the amounts of shares held by each, for the purpose of permitting VJET to imprint appropriate legends on the certificates representing the shares of VJET Common Stock to be issued pursuant to the Merger to Airways Affiliates. For the purposes of this Agreement, "Airways Affiliates" means each director of Airways and each person who, should such person resell, transfer or distribute VJET Common Stock acquired by him in connection with the Merger, would be subject to the requirements of paragraphs (c) and (d) of Rule 145, as amended, under the Securities Act, or who would otherwise be considered to be an Airways Affiliate under the applicable rules and regulations of the SEC and the Securities Act.

     4.10  Consents. Airways and VJET shall each use its best efforts to obtain
           --------
the consent or approval of each person whose consent or approval shall be required in order to permit the respective party to consummate the Merger without acceleration of indebtedness of such party or without breaching any contract to which such party is subject. Airways may not, without VJET's prior written consent, pay or agree to pay more than a mutually agreed amount to obtain any such consent.

     4.11  Best Efforts.  Upon the terms and subject to the conditions of this
           ------------
Agreement, each of VJET and Airways agrees to use its respective best efforts to take, or cause to be taken, and to assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Plan of Merger, including, without limitation, using such best efforts to obtain any necessary actions, waivers, consents and approvals from the DOT, the FAA and other governmental agencies and make all necessary registrations and filings (including, without limitation, joint filings with the DOT, the United States Federal Trade Commission and other governmental agencies).

     4.12  Indemnification and Insurance.
           -----------------------------

           (a) VJET agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Date of the Merger now existing in favor of the current or former directors or officers (the "Indemnified Parties") of Airways as provided in its charter, by-laws, in any agreement or any statute or other law shall survive the Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Date of the Merger, VJET shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

           (b) For six years and one month from the Effective Date of the Merger, VJET shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Airways' directors' and officers' liability insurance policy with respect to all acts occurring prior to the Effective Date of the Merger. Such continuing liability insurance shall be maintained with limits not less than $25,000,000 so long as it is commercially reasonable to do so, but in no event less than the coverage limits applicable to the then current officers and directors of VJET.

     4.13  Governmental Reports.
           --------------------

           (a) Between the date of this Agreement and the Closing Date, Airways shall furnish or make available to VJET any and all reports, not heretofore delivered to VJET under this Agreement or which are filed subsequent to the date of this Agreement, to any state or federal government, agency or department, including but not limited to, the FAA, DOT, IRS, EPA, FTC and PBGC.

           (b) Between the date of this Agreement and the Closing Date, VJET shall furnish or make available to Airways any and all reports, not heretofore delivered to Airways under this Agreement or which are filed subsequent to the date of this Agreement, to any state or federal government, agency or department, including but not limited to, the FAA, DOT, IRS, EPA, FTC and PBGC.

     4.14  SEC Filings. Each party shall provide the other party with all
           -----------
reports and other filings it makes with the SEC under the Securities Act or under the Exchange Act from the date of this Agreement to the Closing Date.

     4.15  Listing of VJET Common Stock.  VJET shall use reasonable efforts to
           ----------------------------
obtain, prior to the Closing Date, approval for listing on the NASDAQ Stock Market ("NASDAQ"), upon official notice of issuance, the shares of VJET Common Stock constituting the Merger Price.

     4.16  Hart-Scott-Rodino Filing.  VJET shall assume the responsibility for
           ------------------------
completing and filing the Notification and Report Form required by the HSR Act. Airways shall furnish VJET with all information needed from Airways to complete the Hart-Scott-Rodino Notification and Report Form, and shall otherwise fully cooperate with VJET in the completion and filing of the Notification and Report Form.

     4.17  Fees and Expenses. Except to the extent set forth in Section 5.04(d),
           -----------------
all fees and expenses incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.


                                   ARTICLE V

                  Conditions of Merger; Abandonment of Merger
                  -------------------------------------------

     5.01  Conditions of Obligations of VJET. The obligations of VJET to effect
           ---------------------------------
the Merger shall be subject to the following conditions:

           (a)  Airways Stockholder and Board of Directors Approvals. Airways
                ----------------------------------------------------
shall have furnished VJET with (i) evidence that the stockholders of Airways shall have approved the Merger, (ii) certified copies of resolutions duly adopted by the Board of Directors of Airways authorizing all necessary and proper corporate action to enable Airways to comply with the terms of this Agreement and the Plan of Merger and approving the execution and delivery to VJET of this Agreement and the execution and delivery of the Plan of Merger to VJET; and (iii) an Incumbency Certificate for the appropriate officers of Airways.

           (b)  Representations and Warranties of Airways to be True.  Except
                ----------------------------------------------------
to the extent waived hereunder, (i) the representations and warranties of Airways herein contained shall be true on the Closing Date with the same effect as though made at such time as if none of such representations and warranties contained any qualifications as to materiality or the absence of a Material Adverse Effect; provided, however, that notwithstanding the foregoing, this
                --------  -------
condition shall be deemed to be satisfied if all breaches of such representations and warranties, do not cumulatively constitute a Material Adverse Effect; and (ii) Airways shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Date of the Merger. Airways shall also have delivered to VJET a certificate of Airways, dated the Effective Date of the Merger and signed by its Chairman of the Board or Presi dent to both of the aforementioned effects. Notwithstanding the foregoing, VJET shall not rely on this Section 5.01(b) to excuse its performance hereunder unless: (i) VJET shall have given Airways written notice of any breach of covenants and Airways fails to cure such breach within a reasonable time (but not more than ten days) after receipt of such notice, and (ii) the breach of representations, warranties or covenants will constitute a Material Adverse Effect with respect to Airways.

           (c)  Third Party Consents. Airways shall have obtained consents to
                --------------------
the transactions contemplated by this Agreement to the extent required from its bank lender group, from other persons which are parties to material contracts with Airways or its Subsidiaries (except Comair, Inc. and Delta Air Lines, Inc.) and from all federal, state or local governmental agencies except to the extent the failure to obtain one or more consents would not materially affect the continuing business of the Airways' Subsidiary. There shall have been completed all Hart-Scott-Rodino and other like governmental filings, and there shall have been obtained Hart-Scott-Rodino approval or expiration of the applicable waiting period.

           (d)  Registration of VJET Stock.  The Registration Statement shall
                --------------------------
have become effective under the Securities Act and no stop order suspending the effectiveness shall have been issued and no proceedings for that purpose shall have been instituted, pending or contemplated under such Act, and the shares to be issued to Airways' stockholders pursuant hereto shall have been duly registered under the Securities Act.

           (e)  No Material Adverse Effect.  Airways shall not have suffered or
                --------------------------
incurred any Material Adverse Effect since March 31, 1997, other than as disclosed by Airways to VJET (whether by public filings or separate disclosure) prior to the execution of this Agreement.

           (f)  VJET Bond Holder Consent. VJET shall have secured the consent
                ------------------------
to the transactions contemplated hereby by the requisite proportion of the holders of the VJET 10 1/4% Senior Notes due 2001. VJET agrees to use good faith efforts to obtain such bondholder consent on or before the earlier of the date the Registration Statement is declared effective by the SEC or the date that is sixty (60) days after the date of this Agreement.

           (g)  Performance of Agreement.  There shall not have been issued and
                ------------------------
be in effect any order of any court or tribunal of competent jurisdiction or governmental agency which in effect prohibits the performance of this Agreement or the Merger and the transactions contemplated hereby, or would impose limitations on the ability of VJET effectively to exercise and possess all the rights, privileges, immunities and franchises of Airways or of any Airways Subsidiary as of the Closing Date.

           (h)  Statutory Requirements; Litigation. All statutory requirements
                ----------------------------------
for the valid consummation by VJET and Airways of the transactions contemplated by Agreement and the Plan of Merger shall have been fulfilled; all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit con summation by VJET and Airways of the transactions contemplated by this Agreement and the Plan of Merger and to permit the business presently carried on by Airways and its Subsidiaries to continue unimpaired immediately following the Effective Date of the Merger shall have been obtained; the FAA and DOT shall have approved the transaction in such a manner that Airways and its Subsidiaries shall not after the Merger become subject to any restrictions currently applicable to VJET or its Subsidiaries or subject to any restrictions not currently applicable to Airways and its Subsidiaries; between the date of this Agreement and the Effective Date of the Merger, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute either orally or in a writing directed to Airways, any of its Subsidiaries, VJET or any of its Subsidiaries) an investigation which is pending on the Effective Date of the Merger relating to the Merger and between the date of this Agreement and the Effective Date of the Merger no action or proceeding shall have been instituted or, to the knowledge of VJET, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or the Plan of Merger or to obtain damages in respect thereof.

           (i)  Opinion of Counsel of Airways. VJET shall have received from
                -----------------------------
Briggs & Morgan, counsel to Airways, an opinion, dated the Closing
Date, in form and substance satisfactory to VJET's counsel, Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., to the effect that (i) each of Airways and its Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, (ii) each of Airways and its Subsidiaries is duly qualified or licensed, as may be required, as a foreign corporation, and in good standing in each jurisdiction where the failure to do so would constitute a Material Adverse Effect, (iii) each of Airways and its Subsidiaries has the corporate power to carry on its business as now being conducted, (iv) the authorized capital stock of Airways is as set forth in Section 2.03 hereof, and stating the number of such shares which have been issued, and that such issued shares have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable, (v) all of the outstanding shares of capital stock of the Airways Subsidiaries are directly or indirectly owned free and clear of all liens, charges or encumbrances, all of such shares have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable, and neither Airways nor its Subsidiaries is a party to or bound by any outstanding option or agreement to sell, issue or otherwise dispose of any capital stock of Airways or its Subsidiaries except the Airways options and warrants referred to in Section 2.03 hereof, and (vi) this Agreement and the Plan of Merger each has been duly executed and delivered by Airways and is the valid, binding and enforceable obligation of Airways (subject to equity principles of general application and to applicable bankruptcy, reorganization, insolvency and moratorium laws and other laws from time to time in effect affecting the enforcement of creditor's rights generally and no opinion shall be required with respect to the enforceability of any liquidated damage provision contained herein), and all corporate action by the Board of Directors and stockholders of Airways required to authorize the Merger has been taken, and Airways has the corporate power to effect the Merger provided for in this Agreement and the Plan of Merger. In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, on opinions of local counsel as to matters involving the law other than that of the United States or the State of Delaware and, as to matters of fact, upon certificates of state officials and of corporate officers of Airways, provided the extent of such reliance is specified in such opinion.

           (j)  VJET Stockholder Approval.  The holders of a majority of the
                -------------------------
outstanding shares of VJET Common Stock shall have approved the amendment to VJET's Articles of Incorporation, the amendment to the By-laws set forth in Exhibit "B" attached hereto and the Merger at a meeting of stockholders duly called for such purpose.

           (k)  Plan of Merger. Airways shall have delivered to VJET a duly
                --------------
executed copy of the Plan of Merger and Articles of Merger.

           (l)  Listing of VJET Common Stock. The shares of VJET Common Stock to
                ----------------------------
be delivered to Airways stockholders in payment of the Merger Price shall have been approved for listing on NASDAQ, upon official notice of issuance.

           (m)  Fairness Opinion. The Board of Directors of VJET shall have
                ----------------
received a written opinion from The Robinson-Humphrey Company, Inc. dated as of the date of the Proxy Statement relating to VJET's stockholder meeting contemplated by Section 5.01(j), in customary form, stating that the terms of the Merger are fair to the stockholders of VJET from a financial point of view; provided, however, that this condition shall be deemed to have been waived if
(i) VJET
does not receive such fairness opinion on or before the date of such Proxy Statement, and (ii) VJET does not terminate this Agreement as provided in
Section 5.03(g).  VJET agrees to use its good faith efforts to obtain such
---------------
fairness opinion within such time period.

          (n)  Minute Books and Stock Ledgers. Airways shall have delivered to
               ------------------------------
VJET the minute books and stock ledgers for Airways and each of its Subsidiaries.

           (o) Tax Opinion. VJET shall have received a tax opinion from Ernst &
               -----------
Young LLP to the effect that the Merger will be treated for federal income tax purposes as a tax free reorganization within the meaning of Internal Revenue Code Section 368(a); provided, however, that if Ernst & Young LLP does not provide such opinion, then Airways shall have the right to have such opinion provided by Airways' counsel or independent public accountants.

     5.02  Conditions of Obligation of Airways. The obligation of Airways to
           -----------------------------------
effect the Merger shall be subject to the following conditions:

           (a)  VJET Stockholders and Board of Director Approvals. VJET shall
                -------------------------------------------------
have furnished Airways with (i) evidence that the stockholders of VJET shall have approved the amendment to its Articles of Incorporation and Bylaws set forth in Exhibit A and, if required by NASDAQ, the Merger (ii) certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action to enable VJET to comply with the terms of this Agreement and the Plan of Merger and approving the execution and delivery to Airways of this Agreement and the Plan of Merger; and (iii) Incumbency Certificates for the officers of VJET.

           (b)  Representations and Warranties of VJET to be True. Except to the
                -------------------------------------------------
extent waived hereunder, (i) the representations and warranties of VJET herein contained shall be true on the Closing Date with the same effect as though made at such time as if none of such representations and warranties contained any qualifications as to materiality or the absence of a Material Adverse Effect; provided, however, notwithstanding the foregoing this condition shall be deemed
--------  -------
to be satisfied if all breaches of such representations and warranties do not cumulatively constitute a Material Adverse Effect; and (ii) VJET shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Date of the Merger. VJET shall also have delivered to Airways a certificate of VJET, dated the Effective Date of the Merger and signed by its Chairman of the Board or President as to both of the aforementioned effects. Notwithstanding the foregoing, Airways shall not rely on this Section 5.02(b) to excuse its performance hereunder unless: (i) Airways shall have given VJET written notice of any breach of covenants and VJET fails to cure such breach within a reasonable time (but not more than ten days) after receipt of such notice, and
(ii) the breach of representations, warranties or covenants will constitute a Material Adverse Effect with respect to VJET or has or is likely to materially adversely affect VJET's stock price.

           (c)  Third Party Consents.  VJET shall have obtained consents to the
                --------------------
transactions contemplated by this Agreement to the extent required from all federal, state or local governmental agencies except to the extent the failure to obtain one or more consents would not materially affect VJET's continuing business. There shall have been completed all Hart-Scott-Rodino and other like governmental filings, and there shall have been obtained Hart-Scott-Rodino approval or expiration of the applicable waiting period.

           (d)  VJET Bondholder Consent. VJET shall have secured the consent of
                -----------------------
the requisite proportion of the holders of the VJET 10 1/4% Senior
Notes due 2001 to the transactions contemplated hereby.

           (e)  Registration of VJET Stock. The Registration Statement shall
                --------------------------
have become effective under the Securities Act and all other applicable statutes and no stop order suspending the effectiveness shall have been issued and no proceedings for that purpose shall have been instituted, pending or contemplated under such Act, and the shares to be issued to Airways' stockholders pursuant hereto shall have been duly registered under the Securities Act.

           (f)  No Material Adverse Effect. VJET shall not have suffered or
                ---------------------------
incurred any Material Adverse Effect since March 31, 1997, other than as disclosed by VJET to Airways (whether by public filings or separate disclosure) prior to the execution of this Agreement.

           (g)  Statutory Requirements; Litigation.  All statutory requirements
                ----------------------------------
for the valid consummation by VJET and Airways of the transaction contemplated by this Agreement and the Plan of Merger shall have been fulfilled; all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by VJET and Airways of the transactions contemplated by this Agreement and the Plan of Merger and to permit the business presently carried on by VJET to continue unimpaired immediately following the Effective Date of the Merger shall have been obtained; the FAA and DOT shall have approved the transaction in such a manner that Airways and its Subsidiaries will not after the Merger become subject to any restrictions currently applicable to VJET or its Subsidiaries or subject to any restrictions not currently applicable to Airways and its Subsidiaries; between the date of this Agreement and the Effective Date of the Merger no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute either orally or in a writing directed to Airways, any of its Subsidiaries, VJET or its Subsidiaries) an investigation which is pending on the Effective Date of the Merger relating to the Merger and between the date of this Agreement and the Effective Date of the Merger no action or proceeding shall have been instituted or, to the knowledge of Airways, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or the Plan of Merger or to obtain damages in respect thereof.

           (h)  Performance of Agreement. There shall not have been issued and
                ------------------------
be in effect any order of any court or tribunal of competent jurisdiction or governmental agency which in effect prohibits the performance of this Agreement or the Merger and the transactions contemplated hereby.

          (i)  Opinion of Counsel of VJET. Airways shall have received from
               --------------------------
Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., counsel to VJET, an opinion, dated the Closing Date, in form and substance satisfactory to Airways' counsel, Briggs & Morgan to the effect that (i) VJET is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada,
(ii) VJET has the corporate power to carry on its business as now being conducted, (iii) the authorized capital stock of VJET is as set forth in Section
3.03 hereof, and stating the number of shares of such authorized capital stock which are issued, that such issued shares have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable, (iv) the shares of VJET Common Stock for which the shares of Airways Common Stock are to be exchanged pursuant to the Plan of Merger have been duly authorized and, immediately after the Effective Date of the Merger, will be duly and validly issued and will be fully paid and nonassessable, (v) this Agreement and the Plan of Merger have been duly executed and delivered by VJET and this Agreement is the valid, binding and enforceable (subject to equity principles of general application and to bankruptcy, reorganization, insolvency and moratorium laws and other laws from time to time in effect affecting the enforcement of creditors' rights generally and no opinion shall be required with respect to the enforceability of any liquidated damage provision contained herein) obligation of VJET, the Plan of Merger is the valid and binding obligation of VJET, all corporate action by the Board of Directors of VJET and the stockholders of VJET required to authorize the Merger has been taken, and VJET has the corporate power to effect the Merger provided for in this Agreement and the Plan of Merger, and (vi) the Registration Statement shall have been declared effective by the SEC. In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, on opinions of local counsel as to matters involving the law other than that of the United States or the State of Nevada and, as to matters of fact, upon certificates of state officials and of corporate officers of VJET, provided the extent of such reliance is specified in such opinion.

          (j)  Airways Stockholder Approval. The holders of a majority of
               ----------------------------
the outstanding shares of Airways Common Stock shall have approved the Merger at a meeting of stockholders duly called and held for such purpose.

          (k)  Plan of Merger. VJET shall have delivered to Airways a duly
               --------------
executed copy of the Plan of Merger and Articles of Merger containing the Plan of Merger.

          (l)  Listing of VJET Common Stock. The shares of VJET Common Stock to
               ----------------------------
be delivered to Airways stockholders in payment of the Merger Price shall have been approved for listing on NASDAQ, upon official notice of issuance.

          (m)  Fairness Opinion.  The Board of Directors of Airways shall have
               ----------------
received a written opinion from Paine Webber Incorporated dated as of the date of the Proxy Statement relating to Airways' stockholders meeting contemplated by
Section 5.02(j), in customary form, stating that the terms of the Merger are fair to the stockholders of Airways from a financial point of view; provided, however, that this condition shall be deemed to have been waived if (i) Airways does not receive such fairness opinion on or before the date of said Proxy Statement, and (ii) Airways does not terminate this Agreement as provided in
Section 5.03(h). Airways agrees to use its good faith efforts to obtain such fairness opinion within such time period.

          (n)  Tax Opinion. Airways shall have received a tax opinion from
               -----------
Briggs & Morgan to the effect that the Merger will be treated for federal income tax purposes as a tax free reorganization within the meaning of Internal Revenue Code Section 368(a) and that the tax treatment to be accorded Airways' stockholders in connection with the spin-off of Airways which occurred in September 1995, shall not be adversely affected by the consummation of the transactions contemplated hereby; provided, however, that if Briggs & Morgan does not provide such opinion, then VJET shall have the right to have such opinion provided by VJET's counsel or independent public accountants. For purposes of this subparagraph (n), the law firm or accounting firm may assume that the Airways' stockholders will maintain their respective interests in VJET after the Merger to the extent necessary to support the rendering of such favorable opinion.

          (o)  No Event of Default on VJET Secured Debt. There shall not be then
               ----------------------------------------
in existence any event of default under any of VJET's secured debt.

     5.03 Termination of Agreement and Abandonment of Merger. Anything herein to
          --------------------------------------------------
the contrary notwithstanding, this Agreement and the Merger contemplated hereby may be terminated at any time before the Effective Date of the Merger, whether before or after approval of this Agreement by the respective stockholders of VJET and Airways, as follows, and in no other manner:

          (a)  Mutual Consent. By mutual consent of the Boards of Directors of
               --------------
VJET and Airways.

          (b)  Conditions of Airways Not Met. By the Board of Directors of VJET
               -----------------------------
if, by November 30, 1997 or such later date as may be determined by mutual agreement of VJET and Airways, the conditions set forth in Section 5.01 of this
Article V shall not have been met (or waived as provided in Article VIII of this Agreement).

          (c)  Conditions of VJET Not Met. By the Board of Directors of Airways
               --------------------------
if, by November 30, 1997 or such later date as may be determined by mutual agreement of VJET and Airways, the conditions set forth in Section 5.02 of this
Article V shall not have been met (or waived as provided in Article VIII of this Agreement).

          (d)  Expiration Date. By the Board of Directors of either VJET or
               ---------------
Airways if the Merger shall not have become effective by November 30, 1997, which date may be extended by mutual agreement of the Board of Directors of VJET and Airways.

          (e)  Superior Proposal.  By Airways if Airways receives a Superior
               -----------------
Proposal and pays the termination fee set forth in Section 5.06(a).

          (f)  Acquisition Proposal.  By VJET if Airways receives an Acquisition
               --------------------
Proposal which Airways continues to entertain or negotiate for a period of 21 days after its receipt.

          (g) VJET Fairness Opinion. By VJET if it does not receive the fairness opinion referred to in Section 5.01(m) within the time period provided therein; provided, however, that this right to terminate may not be exercised later than ten (10) days after the date the Registration Statement is declared effective by the SEC.

          (h)  Airways Fairness Opinion.  By Airways if it does not receive the
               ------------------------
fairness opinion referred to in Section 5.02(m) within the time period provided therein; provided, however, that this right to terminate may not be exercised later than ten (10) days after the date the Registration Statement is declared effective by the SEC.

     5.04 Liquidated Damages to VJET.
          --------------------------

          (a) In the event VJET is ready, willing and able to consummate the Merger, but Airways shall fail to consummate the Merger after all of the conditions to Airways' performance as set forth in Section 5.02 hereof shall have been satisfied or shall have been waived by Airways, then Airways shall pay to VJET upon its demand therefor, in immediately available funds, Five Million Dollars ($5,000,000) as liquidated damages and not as a penalty.

          (b) In the event VJET shall elect not to consummate the Merger as a result of Airways' failure to comply in all material respects with all material covenants required to be performed by Airways prior to the Effective Date of Merger as provided in Sections 4.01 and 4.06 of this Agreement, then Airways shall pay to VJET upon its demand therefor, in immediately available funds, Five Million Dollars ($5,000,000) as liquidated damages and not as a penalty.

          (c) In the event the Merger is not consummated for the reasons set forth in this Section 5.04, VJET will suffer substantial damage to its reputation and public image, in addition to the costs and expenses incurred by it in the pursuit of this transaction. Airways acknowledges and agrees that the actual losses to be suffered by VJET in the event the Merger is not consummated for the reasons set forth in this Section 5.04 will be difficult to ascertain and that these liquidated damages have been arrived at after a good faith effort to estimate such losses and are reasonable.

     5.05 Liquidated Damages to Airways.
          -----------------------------

          (a) In the event Airways is ready, willing and able to consummate the Merger, but VJET shall fail to consummate the Merger after all of the conditions to VJET's performance as set forth in Section 5.01 of this Agreement shall have been satisfied or shall have been waived by VJET, then VJET shall pay to Airways upon its demand therefor, in immediately available funds, Five Million Dollars ($5,000,000) as liquidated damages and not as a penalty.

          (b) In the event Airways shall elect not to consummate the Merger as a result of VJET's failure to comply in all material respects with all material covenants required to be performed by VJET prior to the Effective Date of Merger as provided in Sections 4.02 and 4.06 of this Agreement, then VJET shall pay to Airways upon its demand therefor, in immediately available funds, Five Million Dollars ($5,000,000) as liquidated damages and not as a penalty.

          (c) In the event the Merger is not consummated for the reasons set forth in this Section 5.05, Airways will suffer substantial damage to its reputation and public image, in addition to the costs and expenses incurred by it in the pursuit of this transaction. VJET acknowledges and agrees that the actual losses to be suffered by Airways in the event the Merger is not consummated for the reasons set forth in this
Section 5.05 will be difficult to ascertain and that these liquidated damages have been arrived at after a good faith effort to estimate such losses and are reasonable.

     5.06 Certain Termination Payments.
          ----------------------------

          (a)  In the event Airways terminates this Agreement pursuant to
Section 5.03(e), then Airways shall pay to VJET, upon VJET's demand, a termination fee equal to the sum of Three Million Dollars ($3,000,000) in immediately available funds.

          (b) In the event VJET terminates this Agreement pursuant to Section 5.03(f), then Airways shall pay to VJET, upon VJET's demand all of VJET's out-of-pocket costs incurred to third parties in connection with this Agreement and the transactions contemplated hereby.



                                  ARTICLE VI

                       Determination of the Merger Price
                       ---------------------------------

     6.01 The Merger Price.  Upon the Effective Date of the Merger, holders of
          ----------------
Airways Common Stock shall be entitled to receive the portion of the Merger Price to which each is entitled pursuant to the Plan of Merger. The Merger Price shall be paid in the form of VJET Common Stock. The total number of shares of VJET Common Stock to be issued to the stockholders of Airways in the Merger (the "Merger Price") shall be equal to the number of shares of Airways Common Stock issued and outstanding on the Closing Date.



                                  ARTICLE VII

                        Other Agreements After Closing
                        ------------------------------

     7.01 Corporate Governance After Merger.   VJET shall expand its Board of
          ---------------------------------
Directors to seven (7) members effective as of the Closing Date. Four (4) of the members of the Board of Directors will be selected by VJET prior to the Closing and three (3) of the members of the Board of Directors will be selected by Airways prior to the Closing. Said Directors will be elected for a term expiring upon VJET's 1999 annual stockholders' meeting.

     7.02 Press Releases.  Each party shall consult with the other party hereto
          --------------
before publishing, releasing or otherwise disseminating to the public any information, publicity or statements concerning this Agreement, the Plan of Merger or any of the transactions herein contemplated; provided, however, that this section shall not be construed to prohibit any of the parties hereto from making announcements to the press with respect to other factual business or financial developments concerning its operations or making any such releases as are time-critical under applicable law or regulations.

     7.03 Other Agreements.
          ----------------

          (a) Promptly after the Effective Date of the Merger, VJET shall issue lifetime passes to all persons who were members of Airways' Board of Directors immediately prior to the Effective Date of the Merger, which passes shall provide the same level of authority as the passes granted to Robert L. Priddy and Lewis H. Jordan and may be used by each such person, his spouse and dependents.

          (b)  VJET will enter into a consulting agreement with each of Robert
L. Priddy and Lewis H. Jordan providing for: (i) a five (5) year term, (ii) compensation of $100,000 per year, (iii) their respective option agreements with VJET will be amended such that such options will remain exercisable until the expiration date thereof notwithstanding his termination of employment, (iv) lifetime pass benefits for himself, his spouse and dependents, and (v) lifetime eligibility for coverage in VJET's health insurance plan in effect from time to time. In consideration therefor, each of them agrees to devote such time during such five year period as may be necessary to supervise on behalf of VJET in connection with its defense to litigation in process prior to the Closing Date.

     7.04 Tax Treatment.  Each of VJET and Airways will use its best efforts to
          -------------
cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code. Neither party nor any affiliate shall take any action that would cause the Merger not to qualify as a reorganization under Section 368(a) except to the extent that such action is specifically contemplated by this Agreement.


                                 ARTICLE VIII

              Termination of Obligations and Waiver of Conditions
              ---------------------------------------------------

     8.01 Termination.  In the event that this Agreement shall be terminated
          -----------
pursuant to Section 5.03 of Article V hereof, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel. The foregoing shall not apply to the extent certain provisions survive the termination of this Agreement as provided in
Section 9.06.

     8.02 Waiver. If any of the conditions specified in Section 5.01 of Article
          ------
V hereof has not been satisfied, VJET may nevertheless, at the election of VJET, proceed with the transactions contemplated hereby and, if any of the conditions specified in Section 5.02 of Article V hereof has not been satisfied, Airways may nevertheless, at its election, proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party by its Chairman of the Board or President.

     8.03 Confidentiality.  In the event of the termination of the transactions
          ---------------
contemplated by this Agreement, all information acquired by either VJET or Airways, shall be held in the strictest of confidence if not public information, and neither party shall use such information to the disadvantage of the other.


                                  ARTICLE IX

                                    General
                                    -------

     9.01 Amendments. This Agreement and the form of any exhibit attached hereto
          ----------
may be amended in writing by the parties hereto before and after the meeting of stockholders referred to in Sections 4.03 and 4.04 hereof at any time prior to the Effective Date of the Merger.

     9.02 "Subsidiaries". A "Subsidiary" with respect to any corporation
          --------------
referred to in this Agreement shall mean a corporation (or equivalent legal entity under foreign law) of which Airways, VJET or any other corporation referred to in this Agreement, as the case may be, owns directly or indirectly 50% or more of the stock the holders of which are ordinarily and generally, in the absence of contingencies, entitled to vote for the election of a majority of the directors.

     9.03 "Knowledge". Wherever in this Agreement any representation or warranty
          -----------
is expressed in the terms of "knowledge" or "to the best of its knowledge" of Airways or VJET, such knowledge shall be deemed to refer to matters which the respective officers and directors of Airways or VJET, as the case may be, knew or should have known after diligent inquiry.

     9.04 "Material Adverse Effect".  With respect to any person or entity shall
          -------------------------
mean any event, condition, development or effect which, individually or in the aggregate, shall have had, or insofar as can reasonably be foreseen will have, a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) or prospects of a person and its subsidiaries (if applicable) taken as a whole. For purposes of this Agreement, the termination or expiration without renewal of Airways' code sharing agreement with Comair, Inc. or the termination of Airways' lease of gate space from Delta Air Lines, Inc. at the Orlando airport shall not be a Material Adverse Effect.

     9.05 Schedules.  Each Disclosure Statement described in this Agreement has
          ---------
been delivered simultaneously with the execution and pursuant to the terms of this Agreement. Any information supplied to either party in writing between the date hereof and the Closing Date if accepted by either party shall be made a part of the Schedules hereto and be deemed to have been disclosed to the other party for all purposes of this Agreement.

     9.06 No Survival of Representations and Warranties.   The respective
          ---------------------------------------------
covenants, representations and warranties of Airways and VJET shall expire and be terminated and extinguished on the Effective Date of the Merger, except for
Section 4.12 relating to indemnification and D&O liability insurance and those covenants contained in Article VII hereof. Except for the provisions of Sections 5.04, 5.05, 7.01, and 7.03, the confidentiality provisions of Sections 4.01(a) and 4.02(a) and 8.03, the respective covenants, representations and warranties of Airways and VJET shall expire and be terminated and extinguished in the event of the termination and abandonment of this Agreement as provided in
Article VIII hereof. No party to this Agreement shall have any liability to any other party to this Agreement after the Effective Date of the Merger as a result of any breach of any covenant, representation or warranty contained in this Agreement.

     9.07 Governing Law.  This Agreement and the legal relations between the
          -------------
parties shall be governed by and construed in accordance with the laws of the State of Nevada with respect to the Merger and governed by and construed in accordance with the laws of the State of Georgia in all other respects.

     9.08 Notices. All notices hereunder shall be deemed given if in writing and
          -------
delivered personally or sent by telecopy (with written evidence of receipt), telegram, registered mail or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

          (a)  If to VJET, to:          ValuJet, Inc.
                                        1800 Phoenix Blvd.
                                        Suite 126
                                        Atlanta, Georgia  30349
                                        Attn:  D. Joseph Corr
                                        Fax:  (770) 907-2586

               With a copy to:          Ellis, Funk, Goldberg, Labovitz &
                                        Dokson, P.C.
                                        3490 Piedmont Road
                                        Suite 400
                                        Atlanta, Georgia  30305
                                        Attn:  Robert B. Goldberg
                                        Fax:  (404) 233-2188

          (b)  If to Airways, to        Airways Corporation
                                        6280 Hazeltine National Drive
                                        Orlando, Florida  32822
                                        Attn:  Robert D. Swenson
                                        Fax:  (407) 888-9693

               With a copy to:          Briggs & Morgan
                                        2400 IDS Center
                                        80 South 8th Street
                                        Minneapolis, Minnesota  55402
                                        Attn:  R. L. Sorenson, Esq.
                                        Fax:  (612) 334-8650


Any such notice or communication shall be deemed to have been given as of three days after posting, one day after next day delivery service or upon personal delivery or confirmed telecopy.

     9.09 No Assignment. This Agreement may not be assigned by operation of law
          -------------
or otherwise without the express written consent of the other parties.

     9.10 Headings. The descriptive headings of the several Articles, Sections
          --------
and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     9.11 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     9.12 Entire Agreement.  This Agreement and the exhibits hereto and other
          ----------------
documents delivered or to be delivered pursuant hereto or incorporated by reference herein, taken together contain the entire agreement between the parties hereto concerning the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, between the parties hereto relating to the subject matter hereof. No oral representation, agreement or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

     9.13 Severability. The parties intend for this Agreement to be severable.
          ------------
It is mutually agreed that in the event any paragraph, subparagraph, section, subsection, sentence, clause or phrase hereof shall be construed as illegal, invalid or unenforceable for any reason, such determination shall in no manner affect the other paragraphs, subparagraphs, sections, subsections, sentences, clauses or phrases hereof which shall remain in full force and effect, as if the said paragraph, subparagraph, section, subsection, sentence, clause or phrase so construed as illegal, invalid or unenforceable were not originally a part hereof, and the enforceability hereof as a whole will not be affected. The parties hereby declare that they would have agreed to the remaining parts hereof if they had known that such parts hereof would be construed as illegal, invalid or unenforceable.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                        VALUJET, INC.


                                        By: /s/ Robert L. Priddy
                                            --------------------


                                        AIRWAYS CORPORATION


                                        By: /s/ Robert D. Swenson
                                            ---------------------

                                 DEFINED TERMS
                                 -------------

Defined Term                                      Section Reference
------------                                      -----------------
Acquisition Proposal                              Section 4.05
Airways                                           Introductory Paragraph
Airways Affiliates                                Section 4.09
Airways Common Stock                              Recitals
Airways Financial Statements                      Section 2.04(a)
Airways' Intellectual Property                    Section 2.17(a)
Airways Plans                                     Section 2.03
Airways SEC Filings                               Section 2.04(a)
Airways Special Meeting                           Section 4.03
Closing Date or Closing                           Section 1.02
Dissenting Stockholder                            Section 6.02
DOT                                               Section 2.08
Effective Date of the Merger                      Section 1.01
Exchange Act                                      Section 2.04(a)
FAA                                               Section 2.08
GAAP                                              Section 2.09
HSR Act                                           Section 2.05
Insiders                                          Section 4.03
Material Adverse Effect                           Section 9.04
Merger                                            Recitals
Merger Price                                      Section 6.01
NASDAQ                                            Section 4.15
Plan of Merger                                    Recitals
Proxy Statement                                   Section 5.01(j)
Registration Statement                            Section 4.07
SEC                                               Section 2.04(a)
Securities Act                                    Section 4.07
Subsidiaries                                      Section 9.02
Superior Proposal                                 Section 4.04
VJET                                              Introductory Paragraph
VJET Financial Statement                          Section 3.04(a)
VJET Meeting                                      Section 4.04
VJET Plans                                        Section 3.03
VJET SEC Filings                                  Section 3.04(a)
VJET's Intellectual Property                      Section 3.19(a)

                                  EXHIBIT "B"
                                      TO
                            PLAN OF REORGANIZATION
                            AND AGREEMENT OF MERGER
                                    BETWEEN
                                 VALUJET, INC.
                                      AND
                              AIRWAYS CORPORATION



     The last sentence of Section 4.2 of the By-Laws of ValuJet, Inc. shall be amended to read as follows:


          "The Directors shall be elected at an annual or special meeting of the Shareholders and shall serve for a term of one (1) year or until their successors are elected and qualified; provided, however, that the Board of Directors in place as of the effective date of the merger of Airways Corporation with and into the corporation shall serve for a term that will expire upon the election of Directors at the corporation's 1999 annual meeting of Shareholders or until their successors are elected and qualified."